Exhibit 22.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Cicero Inc. on Form S-8 (File No. 333-160581) of our report dated March 31, 2010 with respect to our audit of the consolidated financial statements of Cicero Inc. and subsidiaries as of December 31, 2009 and for the year then ended, which report is included in this Annual Report on Form 10-K of Cicero Inc. for the year ended December 31, 2009.

/s/ Marcum LLP

Bala Cynwyd, Pennsylvania
March 31, 2010